Microbot Medical Announces Receiving Notice of Allowance for a U.S. Patent covering its
Self-Cleaning Shunt (SCS)™ Device

Hingham, MA – May 9, 2018 – Microbot Medical Inc. (NASDAQ CM: MBOT), a medical device company specializing in the design and development of transformational micro-robotic medical technologies, today announced the U.S. Patent and Trademark Office (USPTO) has issued a Notice of Allowance for Patent Application No. 15/187,003, covering the Company’s Self-Cleaning Shunt (SCS)™ device. The allowed application is a Continuation of Patent No. 9,393,389, issued on July 19, 2016.

“We are making the necessary moves as we prepare for the next development phase of our Self-Cleaning Shunt, such as the recent move to our new R&D facilities and the expected studies’ results by the end of this quarter,” commented Harel Gadot, CEO, President and Chairman. “Protecting our innovation remains a core principle to strengthening the device and Microbot’s positioning and since we became a publicly-traded company we have continued to establish and expand our IP portfolio globally. We believe the progression of our development and the additional barriers to entry we continue to establish will secure our addressable market opportunities and enhance shareholder value.”

The allowed application covers an inlet head for use on shunts, such as Ventriculoperitoneal (VP) Shunts, which are implanted in Hydrocephalus and NPH patients for draining excess cerebrospinal fluid (CSF). The inlet head includes a tube with openings in its wall, and a cleaning element installed inside the tube, such that vibratory motion of the cleaning element maintains clear openings, thereby expected to prevent shunt occlusion.

About Microbot Medical, Inc.

Microbot™, which was founded in 2010 commenced operations in 2011, and became a NASDAQ listed company on November 28, 2016. The Company specializes in transformational micro-robotic medical technologies leveraging the natural and artificial lumens within the human body. Microbot’s current platforms, ViRob™ and TipCAT™, are comprised of two highly advanced micro-robotic technologies, from which the Company is currently developing its first two product candidates: The Self-Cleaning Shunt™, or SCS™, for the treatment of hydrocephalus and Normal Pressure Hydrocephalus, or NPH; and a self-propelling, semi-disposable endoscope that is being developed initially for use in colonoscopy procedures. Further information about Microbot Medical™ is available at http://www.microbotmedical.com.

The ViRob™ technology is a revolutionary autonomous crawling micro-robot which can be controlled remotely or within the body. Its miniature dimensions allow it to navigate and crawl in different spaces within the human body, including blood vessels, the digestive tract and the respiratory system. Its unique structure gives it the ability to move in tight spaces and curved passages as well as the ability to remain within the human body for prolonged time. To learn more about ViRob™ please visit http://www.microbotmedical.com/technology/virob/.

TipCAT™ is a transformational self-propelled, flexible, and semi-disposable endoscope providing see & treat capabilities within tubular lumens in the human body such as the colon, blood vessels, and the urinary tract. Its locomotion mechanism is perfectly suitable to navigate and crawl through natural & artificial tubular lumens, applying the minimal necessary pressure to achieve the adequate friction required for gentle, fast, and safe advancement within the human body. To learn more about TipCAT™ visit http://www.microbotmedical.com/technology/tipcat/.

Safe Harbor

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects” and “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, the outcome of its further evaluation of the CardioSert technology, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the businesses of Microbot Medical Inc. particularly those mentioned in the cautionary statements found in Microbot Medical Inc.’s filings with the Securities and Exchange Commission. Microbot Medical disclaims any intent or obligation to update these forward-looking statements.

Investor Contacts:

Analysts and Institutional Investors

Michael Polyviou

EVC Group

mpolyviou@evcgroup.com

732-232-6914

Individual Investors

Jeremy Roe

Integra Consulting Group llc

jeremy@integracg.net

(925) 262-8305